Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-4945, 33-62156, 333-8063, 333-19667, 333-26059, 333-81789 and 333-108471 of
HEICO Corporation on Forms S-8 and in Registration Statement No. 333-115112 of HEICO Corporation on Form S-3 of our report dated January 14, 2005, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 19), appearing in this Annual Report on Form 10-K of HEICO Corporation for the year ended October 31, 2004.

DELOITTE & TOUCHE LLP
Certified Public Accountants

Fort Lauderdale, Florida
January 14, 2005